LYH ACQUISITION CORPORATION

FINANCIAL STATEMENTS
AT
March 31, 2008

US2000 9883161.6

LYH Acquisition Corporation

Consolidated Balance Sheets

	March 31, 2008 (Unaudited)	December 31, 2007 (Audited)
ASSETS

Current Assets
Cash and Cash Equivalents	$83,706	$789,429
Accounts Receivable-Net	4,748,400	6,805,279
Accounts Receivable-Related Parties	765,103	1,780,126
Inventory	16,645,550	4,386,064
Prepayments	201,147	692,246
Prepaid Expenses	76,639	—
Subsidy Receivable	422,274	842,291
Income Tax Rebate Receivable	26,263	—
Other Receivables	976,054	3,309,084
Due from Related Parties	965,067	723,643
Total Current Assets	24,910,203	19,328,162

Property, Plant and Equipment – Net	1,039,784	804,994
Land Use Right – Net	65,171	58,830
Construction in Progress	308,205	326,713
Total Assets	$26,323,363	$20,518,699
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Short-term Loan	$2,848,110	$2,734,444
Accounts Payable	5,462	5,059
Accounts Payable-Related Parties	10,709,795	9,682,812
Advances from Customers	5,685,265	566,749
Tax Payable (Credit)	(416,040)	546,433
Due to Related Parties	879,847	6,201,734
Other Payables and other current liabilities	98,152	781,407
Total Current Liabilities	19,810,591	20,518,638

Stockholders’ Equity
Common Stock (50,000 authorized, 10,000 issued and outstanding, no par value)	100	100
Additional Paid-In-Capital	5,649,179	335
Retained Earnings (Accumulated Deficit)	703,940	(374)
Accumulated Other Comprehensive Income	159,553	—
Total Stockholders’ Equity	6,512,772	61
Total Liabilities and Stockholders’ Equity	$26,323,363	$20,518,699

The accompanying notes are an integral part of these financial statements

LYH Acquisition Corporation

Consolidated Statements of Operations and Comprehensive Income

	For three months ended March 31, 2008 (Unaudited)	For three months ended March 31, 2007 (Pro Forma Unaudited)

Sales	$26,378,431		$12,741,862
Cost of Sales	(25,602,837)		(13,873,121)
Government Subsidies	485,968		595,172
Sales Tax and Surtax	(49,660)		(23,807)
Gross Profit	1,211,902		(559,894)

Operating Expenses
Selling Expense	—		14,549
General and Administrative Expenses	411,003		75,770
Financial Expenses	58,033		(135)
Total Operating Expenses	469,036		90,184

Operating Income (Loss)	742,866		(650,078)
Net Income (Loss) Before Provision for Income Taxes	742,866		(650,078)

Provision for Income Taxes	(38,552)		—
Net Income (Loss)	704,314		(650,078)

Other Comprehensive Income
Foreign Currency Translation	159,553		(2,776)
Comprehensive Income	$863,867	$	(652,854)

The accompanying notes are an integral part of these financial statements.

LYH Acquisition Corporation

Consolidated Statements of Cash Flows

	For three months ended March 31, 2008 (Unaudited)	For three months ended March 31, 2007 (Pro Forma Unaudited)
Cash Flows from Operating Activities
Net Income (Loss)	$704,314	$	(650,078)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operations:
Depreciation and Amortization Expenses	46,289		16,130
Cash Provided (Used) by Changes in Operating Assets and Liabilities
Accounts Receivable	2,289,717		(3,646,492)
Accounts Receivable-Related Parties	1,065,727		—
Other Receivables	2,417,739		10,341
Prepayments	508,754		(2,316)
Prepaid Expenses	(75,000)		—
Inventory	(11,818,848)		(412,788)
Subsidy Receivable	445,297		(595,172)
Income Tax Rebate Receivable	(25,701)		—
Accounts Payable	189		87,893
Accounts Payable -Related Parties	611,129		4,294,233
Advance from Customers	4,985,982		1,299,537
Advance from Customers-Related Parties	—		(282,157)
Tax Payable	(964,114)		291,462
Other Payables and Other Current Liabilities	(700,341)		786,597
Net Cash Provided (Used) by Operating Activities	(508,867)		1,197,190

Cash Flows from Investing Activities
Cash Used for Construction in Progress	57,215		(421,381)
Acquisition of Property, Plant and Equipment	(178,875)		(380,371)
Net Cash Provided by (Used in) Investing Activities	(121,660)		(801,752)

Cash Flows from Financing Activities
Borrowing from (Lending to) Related Companies - net	(944,425)		—
Borrowing from (Repayment to) Directors or Managerial Personnel – net	(4,796,532)		5,933
Capital Contribution	5,648,843		—
Net Cash Flows from Financing Activities	(92,114)		5,933

Net Changes in Cash and Cash Equivalents	(722,641)		401,371
Effect on Change of Exchange Rate	16,917		2,867
Cash and Cash Equivalents - Beginning of Period	789,430		130,148
Cash and Cash Equivalents - End of Period	$83,706		$534,386

The accompanying notes are an integral part of these financial statements

LYH Acquisition Corporation

Consolidated Statements of Cash Flows (Continued)

	For three months ended March 31, 2008 (Unaudited)	For three months ended March 31, 2007 (Pro Forma Unaudited)
Supplementary Cash Flow Disclosures:
Interest Paid	$58,443	$—
Income Taxes Paid	$—	$—

The accompanying notes are an integral part of these financial statements

LYH Acquisition Corporation

Consolidated Statement of Changes in Stockholders’ Equity
(Unaudited)

	Common Stock Shares	Common Stock	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Beginning Balance	—	$—	$—	$—	$—	$—
Common Stocks Issued on September 21, 2007	10,000	100				100
Capital Contribution on October 22,2007			335			335
Net Income (Loss) for the Year				(374)		(374)
Balance – December 31, 2007	10,000	100	335	(374)		61
Capital Contribution in February 2008			2,918,782			2,918,782
Capital Contribution in March 2008			2,730,062			2,730,062
Net Income (Loss) for the Quarter				704,314		704,314
Other Comprehensive Income: Foreign Currency Translation Adjustments for the Quarter					159,553	159,553
Balance – March 31, 2008	10,000	$100	$5,649,179	$703,940	$159,553	$6,512,772

The accompanying notes are an integral part of these financial statements

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

NOTE A – CHANGE OF CORPORATE STRUCTURE AND DESCRIPTION OF BUSINESS

LYH Acquisition Corporation (LYH) was incorporated in the British Virgin Islands on September 21, 2007.  The sole purpose of the formation of LYH was to create a corporate entity outside of the People’s Republic of China, or PRC, to create a Hong Kong Corporation for the purpose of acquiring Yi Xin Copper.  LYH was initially owned by one individual who was a United States citizen until he transferred his entire interest in November 2007 to Newry, a company incorporated in the British Virgin Islands on September 21, 2007.

WWC Corporation LTD. (WWC) was incorporated in Hong Kong on October 22, 2007 as the wholly owned subsidiary of LYH.

Jiangxi Guixi Yi Xin Copper Co., Ltd (Yi Xin Copper) was established in April 2006 in Guixi City of Jiangxi Province of the Peoples Republic of China (“PRC”) and began operations in December 2006.

In this report, “The Company” refers to LYH and its directly and indirectly owned subsidiaries.

On November 18, 2007, WWC entered into an Equity Interest Acquisition Agreement with the owners of Yi Xin Copper to acquire 100% of the equity interest of Yi Xin Copper for cash consideration.  The transaction was approved by the Jiangxi Provincial Government on November 29, 2007, and the acquisition was completed on December 11, 2007, when the Certificate of Incorporation of Yi Xin Copper as a Foreign Invested Enterprise (FIE) was issued by the Ying tan Administration of Industry and Commerce (YIAIC).  Based on applicable PRC regulations and pursuant to the Equity Interest Acquisition Agreement, WWC shall pay the acquisition price of Yi Xin Copper within three (3) months.

WWC will pay RMB 40 million for Yi Xin Copper ((estimated at USD $5,468,889 as of December 31, 2007, using an exchange rate of USD$1 equal to RMB7.31410) (the “Purchase Price”)) by March 28, 2008.  The source of the cash used for the acquisition was from shareholders’ capital contributions.

Yi Xin Copper is principally engaged in the manufacture and distribution of copper products such as copper rods, wires and valves.  It distributes products nationally in China.  Currently it has 267 employees, among which 196 employees are disabled.  Yi Xin Copper is eligible for special tax treatment due to hiring more than 50% of total employees who are disabled.

Yi Xin Copper purchases scrap coppers from suppliers in Tai Zhou city of Zhejiang province who operate as factories instead of retailers.  About 99% of the total scrap coppers purchased are from Guixi Fangyuan Recycling Company, a related company.  As the major scrap copper supplier, Guixi Fang Yuan Recycling Company sells the raw materials to Yi Xin Copper at the fair market value.

It is management’s opinion that all adjustments necessary for a fair statement of the results for the interim periods have been made.  All adjustments are of normal recurring nature.

NOTE B - PRO FORMA CONSOLIDATED FINANCIALS

In the body of the financial statements, we present the pro forma financial statement for the three months ended March 31, 2007 for comparison purpose.

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

The March 31, 2007 pro forma consolidated financial statements combine the historical statements of operations and comprehensive income of LYH, WWC, and Yi Xin Copper, for the three-month ended March 31, 2007, and their respective statements of cash flows for the three-month ended March 31, 2007, giving effect to the acquisition of Yi Xin Copper as if the acquisition had taken place on January 1, 2007.

The Company accounted for the acquisition using the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable.

We provide the following information to aid you in your analysis of the financial aspects of the acquisition of Yi Xin Copper.

The fiscal year end of LYH, WWC, and Yi Xin Copper is December 31, respectively.

The pro forma consolidation financial information is for illustrative purposes only.  The companies may have performed differently had the acquisition had taken place other than on December 11, 2007, and had they always been consolidated.  You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the acquisition had taken place other than on December 11, 2007, and had the companies always been consolidated or the future results that the companies will experience after the acquisition.

1, Pro Forma Consolidated Statements of Operations and Comprehensive Income – For the Three-Month Ended March 31, 2007

(a) Derived from the unaudited statement of operations and comprehensive income of Yi Xin for the three-month ended March 31, 2007

2. Pro Forma Consolidated Statements of Cash Flows – For the Three-Month Ended March 31, 2007

(a) Derived from the unaudited statement of cash flows of Yi Xin for the three-month ended March 31, 2007

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Cash and Cash equivalent

The Company considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less.

(b)	Account Receivable

Account Receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Bad Debts are written off as incurred.  The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. .

(c)	Inventory

Inventory is valued at the lower of cost of market (using the weighted average method) or net realizable value.  Cost includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition.  The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted-average cost.  Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completing, selling expenses and related taxes.

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

(d)	Land Use Right

According to the laws of China, the government owns all the land in China.  Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government.  Land use rights would be amortized using the straight-line method over the lease term of 50 years.

(e)	Property, Plant and Equipment

Fixed assets are stated at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period of disposition.

Depreciation is computed using the straight-line method over the estimated useful lives of assets, net of the estimated residual values.  The useful lives for property, plant and equipment are as follows:

Buildings and leasehold improvement	20 years
Plant and Machinery	5-10 years
Office equipment and furnishing	5 years
Motor Vehicles	10 years

(f)	Construction in Progress

Construction in Progress represents direct costs of construction or acquisition and design fees incurred.  Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment assets when substantially all the activities necessary to prepare the assets for their intended use are completed.  No depreciation is provided until it is completed and ready for intended use.

(g)	Government Subsidies

The Company is a welfare enterprise, it is entitled to the special tax treatments.  Government subsidies refer to the tax refund by both the central and the local Chinese government from the value-add taxes paid by the Company for the employment of qualified welfare employees.  The Company has to pay the value-add tax in accordance with the relevant Chinese tax laws and regulations.

Prior to July 2007, government subsidies consist of the government refunds of all of the value-add tax payments paid by the Company.

Effective in July 2007, because the Company is a welfare enterprise, it is entitled to receive up to 35,000 yuan in RMB per qualified handicapped employee per year according to the central government policies.  In addition, due to the incentive policies made by Guixi Local Finance Department to attract out of town investments that is effective in July 2007 and expires on December 30, 2009, the Company is entitled to receive from Guixi Local Finance

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

Department 25% of net of VAT tax paid minus up to 35,000 yuan in RMB government subsidies per handicapped employee per year.

Subsidies are recognized at their fair values when received or there is reasonable assurance that they will be received and all attached conditions are complied with.  According to Chinese tax law, government subsidies for qualified welfare employees up to 35,000 yuan in RMB per handicapped employee per year are not subject to income taxes.

(h)	Income Taxes

The Company was incorporated in the British Virgin Islands (BVI) on September 21, 2007.  As an offshore company, it is exempt from income taxes according to the Article 242 of the BVI Business Companies Act 2004 (“Exemptions from Tax”), which states that (a) a company b) all dividends, interest, rents, royalties, compensations and other amounts paid by company, and (c) capital gains realized with respect to any shares, debt obligations or other securities of a company, are exempt from all provisions of the Income Tax Ordinance.

WWC was incorporated in Hong Kong on October 22, 2007.  In accordance with the relevant tax laws and regulations of Hong Kong, a company, irrespective of its residential status, is subject to tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong.  No tax is levied on profits arising abroad, even if they are remitted to Hong Kong.  Therefore, WWC is exempt from Hong Kong income tax since all the profits were derived from Yi Xin Copper in PRC.  The income tax rate in Hong Kong is 17.5%.

Yi Xin Copper was established in April 2006 in Guixi City of Jiangxi Province of the Peoples Republic of China (“PRC”) and began operations in December 2006.  In accordance with the relevant tax laws and regulations of PRC, a company registered in the PRC is subject to state and local income taxes within PRC at the applicable tax rate on the taxable income as reported in their PRC statutory financial statements.  Under the Provisional Taxation Regulation of the PRC, income tax is payable at a rate of 33% of their taxable income for year 2007.  Effective January 1, 2008, all companies are subject to uniform tax rate of 25%.  According to the PRC tax law, government subsidies for qualified welfare employees up to 35,000 yuan in RMB per handicapped employee per year are not subjected to income taxes.  In addition, the PRC tax law allows operating losses to be carried forward for five years.  Due to the incentive policies made by Guixi Local finance department to attract out of town investments, Yi Xin Copper, who qualifies as out of town investor, is entitled to a two-year exemption from income taxes followed by three years of a 50% tax reduction, commencing from the first cumulative profit-making year net of losses carried forward.  Yi Xin Copper is allowed to carry forward net-operating losses for five years under the current PRC tax law.  Yi Xin Copper is required to pay income taxes first at regular tax rate, prior to January 1, 2008, the government will make full refund of the taxes paid by Yi Xin Copper for the first two years, then reduced to a refund of 50% of the taxes paid by Yi Xin Copper for the following three years.  Effective on January 1, 2008, only the local government will make full refund of the taxes paid by Yi Xin Copper that is allocable to the local government for the first two years, then reduced to a refund of 50% of the taxes paid by Yi Xin Copper that is allocable to the local government for the following three years.

The Company accounts for income tax using an assets and liability approach and allows for recognition of deferred tax benefits in future years.  Under the assets and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purpose.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

The Company has no temporary differences.  Therefore, no deferred tax assets and liabilities have been recognized and no valuation allowance has been established. The Company does have permanent differences, such as penalty, government subsidies for qualified welfare employees, etc.

(i)	Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities.

(j)	Foreign Currency Translation

The Company and WWC maintain their books and accounting records in U.S dollars.  Yi Xin Copper maintains its books and accounting records in Renminbi (“RMB”), the PRC’s currency, being the functional currency.  Transactions denominated in foreign currencies are translated into the reporting currency at the exchange rates prevailing on the transaction dates.  Assets and liabilities denominated in foreign currencies are translated into the reporting currency at the exchange rates prevailing at the balance sheet date.  Income and expenditures are translated at the average exchange rate of the year.

March 31, 2008
Balance sheet	RMB	7.02220	to US	$1
Operating statement	RMB	7.17568	to US	$1

December 31, 2007
Balance sheet	RMB	7.3141	to US	$1
Operating statement	RMB	7.6172	to US	$1

March 31, 2007
Balance sheet	RMB	7.74090	to US	$1
Operating statement	RMB	7.77136	to US	$1

In July 2005, the PRC began to value the RMB against a basket of currencies of its major trading partners, including the U.S.  Since the adoption of this flexible exchange rate policy, the RMB has been under pressure to appreciate against the U.S. dollar.  This has affected the changes in the foreign currency translation as reflected in the other comprehensive income of $159,553 and $2,776 (pro forma) for the three months ended March 31, 2008 and 2007, respectively.

(k)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to depreciation, bad debts, income taxes and contingencies.  The company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, Actual results could differ from those estimates.

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

(l)	Economic and Political Risks

The Company’s operations are conducted in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange.  The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(m)	Fair value of Financial Instruments

The carrying value of financial instruments including cash, receivables, accounts payable, accrued expenses and debt, approximates their fair value at March 31, 2008, and December 31, 2007 due to the relatively short-term nature of these instruments.

(n)	Revenue Recognition

The Company recognizes revenue from product sales when goods are delivered, the quantity and quality of the goods are confirmed and rewards and risk of ownership and title pass to the customers.  Revenues consist of the invoice value of the sale of goods and services net of value added tax, rebates and discounts, certain sales incentives, trade promotion, and product returns.  All of the Company’s products are shipped directly to the manufacturer.  Revenue arrangement requires receipt of purchase orders before product shipment and delivery.  Three unrelated and one related customers constitute a significant part to the Company by commanding more than 70% of its total sales, and their sales percentages are 40%, 20%, 6% and 6% respectively.

	Sales Amounts	% of Total Sales Amounts
Huangshi Jingu Copper Company Ltd (Unrelated Party)	$7,763,042	40%
Da Yie You Se Jin Shu Company (Unrelated Party)	$3,867,113	20%
Tai Zhou San Shang Valves LTD (Unrelated Party)	$1,237,790	6%
Tai Zhou Wuhe Copper LTD (Related Party)	$1,162,921	6%

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

(o)	Employee’s Benefits

The Company is required and made contributions to the Chinese Government’s health, retirement benefit and unemployment plan at the statutory rates in force during the period, based on gross salary payments.  The cost of these payments is charged to the statement of income at the same period as the related salary cost.

(p)	Comprehensive Income (loss)

The Company adopted Statement of Financial Accounting Standards No, 130, “Reporting Comprehensive Income,” (SFAS No. 130).  SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.  The other comprehensive income (expense) for the three months ended March 31 2008 and 2007 were $159,553 and ($2,776) (pro forma), respectively.

(q)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of trade account receivable.  The Company performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral.

(r)	Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position (FSP) No.157-2, which deferred the effective date for certain portions of SFAS No.157 related to nonrecurring measurements of non-financial assets and liabilities. The provision of SFAS No.157 will be effective for the Company’s fiscal year 2009.

In December 2007, the FASB issued FASB 141(R), "Business Combinations" the objective of which is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. The new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.

In December 2007, the FASB issued FASB 160 "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No.51" of which the objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way - as an entity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions.

Both FASB 141(R) and FASB 160 are effective for fiscal years beginning after December 15, 2008. The Company does not believe that the adoption of these standards will have any impact on its financial statements.

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities- an amendment of FASB statement No.133.SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements.

NOTE D - ACCOUNTS RECEIVABLE

The Company’s accounts receivable from unrelated parties as of March 31, 2008 and December 31, 2007 are summarized as follows:

	March 31, 2008	December 31, 2007
Trade Receivables	$4,784,019	$6,839,476
Less: Allowance for doubtful accounts	35,619	34,197
Net accounts receivable	$4,748,400	$6,805,279

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

NOTE E - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following, as of March 31, 2008 and December 31, 2007.

	March 31, 2008	December 31, 2007
Buildings and Leasehold	$768,990	$565,864
Machinery	2,049,123	1,967,344
Office Equipments	19,777	15,935
Motor Vehicles	24,524	23,545
	2,862,414	2,572,688
Accumulated Depreciation	(259,157)	(204,221)
Acquisition Adjustment	(1,563,473)	(1,563,473)
Property, Plant and Equipment, net	$1,039,784	$804,994

The Company recorded depreciation expense of $ 45,453 and $15,616 (pro forma) for the three months ended March 31, 2008 and 2007, respectively.

NOTE F - LAND USE RIGHTS

	March 31, 2008	December 31, 2007
Land Use Right	$184,558	$177,192
Accumulated Amortization	(5,127)	(4,102)
Acquisition Adjustment	(114,260)	(114,260)
Land Use Right, net	$65,171	$58,830

The Company recorded amortization expense of $836 and $515 (pro forma) for the three months ended March 31, 2008 and 2007, respectively.

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

NOTE G - INVENTORY

On March 31, 2008 and December 31, 2007, inventories consisted of the following:

	March 31, 2008	December 31, 2007
Raw materials	$5,354,391	$1,002,546
Finished goods	11,291,159	3,383,518
Total Inventories	$16,645,550	$4,386,064

Since the Company does not recognize sales until customers confirmed the quantity and quality of the goods, some finished goods, although delivered and stored at customer’s site, still belong to the Company and are included in the inventory of the Company until customers accept the goods and revenues recognized by the Company.

NOTE H - RELATED PARTY TRANSACTIONS

These following entities are considered related parties to the Company and the related parties act only as the Company’s suppliers, retailers, or directors or managerial personnel. And there are no other relationships wherein the Company has the ability to exercise significant influence over the operating and financial policies of these parties.  The Company is not obligated to provide any type of financial support to these related parties.  The economic substance of each entity is summarized as follows:

Related Party	Economic Substance
Taizhou Wuhe Copper Company	Distributes copper products in China

Taizhou Guangda Packaging Company	Engaged in buying and selling packaging materials

Zhengzhou Xiandai Chemical Company	Engaged in Chemical products manufacturing and distributing

Yuhuan Ruixing Copper Company	Manufactures and distributes copper products in China

Guixi Fangyuan Recycling Company	Engage in recycling of waste materials in China

The Company continued to purchase and sell copper products between related parties which include Taizhou Wuhe Copper Company and Guixi Fangyuan Recycling Company.  The following related party transactions occurred for the three months ended March 31, 2008 and 2007.

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

	Three-Month Ended March 31, 2008 (Unaudited)	Three-Month Ended March 31, 2007 (Pro Forma Unaudited)
Purchases from Related Parties
Guixi Fangyuan Recycling Company	$41,297,724	$15,772,378
	$41,297,724	$15,772,378

Sales to Related Parties
Taizhou Wuhe Copper Company	$993,950	$883,448
	$993,950	$883,448

NOTE I - SHORT-TERM BANK LOAN

Short-term loan represented the following as of March 31, 2008 and 2007.

	March 31, 2008	December 31, 2007
Secured	US$ 2,848,110	US$ 2,734,444
Less: Current portion	(2,848,110)	(2,734,444)
Non-current portion	US$ —	US$ —

To finance the operation of the business, during the quarter ended June 30, 2007, the Company’s subsidiary, Yi Xin Copper, obtained a short-term loan of $532,085 from local Construction Bank of China, with interest bearing at 6.475% per annum.  The loan was paid in full by December 31, 2007.  On December 3, 2007, Yi Xin Copper obtained the second short-term loan of $2,734,444 from local Bank of Pu Fa, Nanchang branch with interest bearing at 7.128% per annum.  The loan is guaranteed by an unrelated company.  The Company recorded $58,443 interest expenses for the three months ended March 31, 2008.

NOTE J – INCOME TAXES

As an offshore company, LYH, a BVI corporation, is exempt from income taxes according to the Article 242 of the BVI Business Companies Act 2004 (“Exemptions from Tax”).

Accordance with the relevant tax laws and regulations of Hong Kong, WWC, a Hong Kong company, is exempt from Hong Kong income tax since all the profits were derived from Yi Xin Copper in PRC.

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

Yi Xin Copper, a PRC company, is subject to state and local income taxes within PRC at the applicable tax rate on the taxable income net of operating losses carried forward as reported in its PRC statutory financial statements in accordance with the relevant tax laws and regulations of PRC.  Under the Provisional Taxation Regulation of the PRC, income tax is payable at a rate of 33% of their taxable income for year 2007.  Effective January 1, 2008, all companies are subject to uniform tax rate of 25%.  According to the PRC tax law, government subsidies for qualified welfare employees up to 35,000 yuan in RMB per handicapped employee per year are not subjected to income taxes.  In addition, the PRC tax law allows operating losses to be carried forward for five years.  Finally, due to the incentive policies made by Guixi Local finance department to attract out of town investments, Yi Xin Copper, who qualifies as out of town investor, is entitled to a two-year exemption from income taxes followed by three years of a 50% tax reduction, commencing from the first cumulative profit-making year net of losses carried forward.  Yi Xin Copper is required to pay income taxes first at regular tax rate, then the government will make full refund of the taxes paid by Yi Xin Copper for the first two years, then reduced to a refund of 50% of the taxes paid by Yi Xin Copper for the following three years.  Effective on January 1, 2008, only the local government will make full refund of the taxes paid by Yi Xin Copper that is allocable to the local government for the first two years, then reduced to a refund of 50% of the taxes paid by Yi Xin Copper that is allocable to the local government for the following three years.

Government subsidies for qualified welfare employees and revenues generated from selling of products manufactured from industrial wastes are exempt from income taxes.  This results in permanent difference between net income for financial statement reporting and net income for income tax reporting.  Yi Xin Copper has an accumulated net operating loss carry-over of 39,172,180 yuan in RMB as of December 31, 2007.  These net operating losses are anticipated to be used up in 2008.

Yi Xin Copper had net income before income tax provision $742,866 and a taxable income of $256,898 for the three months ended March 31, 2008.  Therefore, the Company estimated $38,552 income tax expense net of income tax rebate for the three months ended March 31, 2008.

The reconciliation of the effective income tax rate of the Company to the statutory income tax rate in the PRC for the fiscal years ended December 31, 2007 and 2008 is as following:

	2007	2008
Statutory tax rate	33%	25%
Tax holidays and concessions	( 33%)	( 10%)
Effective tax rate	0%	15%

No provision for deferred tax assets and liabilities have been recognized and no valuation allowance has been established since the Company has no temporary differences between the tax bases of assets and liabilities and their carrying amounts.

NOTE K - COMMITMENTS AND CONTINGENCIES

(a)	CAPITAL COMMITMENTS

As of March 31, 2008, the Company had no significant capital commitments required for disclosure.

LYH Acquisition Corporation

Notes To Consolidated Financial Statements

March 31, 2008 and 2007

(b)	LEASE COMMITMENTS

As of March 31, 2008, the Company had no lease commitments required for disclosure.

(c)	LEGAL PROCEEDINGS

As of March 31, 2008, the Company had no legal proceedings required for disclosure.

NOTE L – SUBSEQUENT EVENT

Guixi Yixin Copper Co. Ltd. (“Yixin”) entered into a Short Term Loan Contract with Industrial Bank Co., Ltd., Nanchang Branch on June 27, 2008, under which Yixin borrowed a loan of RMB15,000,000 (approximately $2.18 million) for a term of eleven months.  The loan is secured by certain improvements to real property of Yixin and a Guarantee Agreement by and between Guixi Fangyuan Waste Recycling Co. Ltd, Hu Linquan, Dong Fucan and Industrial Bank Co., Ltd. The loan is due on May 27, 2009 and renewable after that. The interest rate is calculated quarterly according to the actual fluctuation of PRC State Benchmark Interest Rate.

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